UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
September 7, 2005
(Date of earliest event reported)
Biogen Idec Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-19311 (Commission File Number)	33-0112644 (IRS Employer Identification No.)
14 Cambridge Center
Cambridge, Massachusetts 02141
(Address of principal executive offices, including zip code)
(617) 679-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

Item 2.05	Costs Associated with Exit or Disposal Activities.

Signatures

Exhibit Index	Executive Severance Policy — Senior/ Executive Vice Presidents (incorporated by reference from an exhibit filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

Amendment to Executive Severance Policy — Senior/ Executive Vice Presidents (incorporated by reference from an exhibit filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

Press Release
Ex-99.1 Press Release, dated September 8, 2005

Item 1.01 — Entry into a Material Definitive Agreement
     On September 8, 2005, Biogen Idec Inc. (the “Company”), announced that Michael Gilman, the Company’s Executive Vice President, Research, is leaving the Company, effective November 8, 2005. In connection with his departure, Dr. Gilman will receive severance and other benefits under the Company’s Executive Severance Policy, as amended.
Item 2.05 — Costs Associated with Exit or Disposal Activities
     On September 7, 2005, a special Committee of the Company’s Board of Directors approved and adopted a comprehensive strategic plan aimed at positioning the Company for long-term growth (the “Plan”). The Plan has three principal elements:
•	Reducing operating expenses and enhancing economic flexibility by recalibrating the Company’s asset base, geographic site missions, staffing levels and business processes.

•	Committing significant additional capital to external business development and research opportunities.

•	Changing the Company’s organizational culture to enhance innovation and support elements 1 and 2.
     The Plan includes a reduction of the Company’s workforce by 17%, or approximately 650 positions worldwide. The Company estimates that it will incur approximately $30 million to $40 million of costs in connection with the workforce reduction, almost all of which are costs related to severance and associated staff restructuring. The Company expects to record the majority of these costs as a pre-tax charge in the third quarter of 2005. The Company expects that the workforce reduction will be substantially implemented by the end of 2005 and that most of the costs will be paid out by the end of the second quarter of 2006.
     A copy of the Company’s press release announcing the Plan is attached hereto as Exhibit 99.1 (the “Press Release”).
* * * * *
     This report contains forward-looking statements, including but not limited to, statements regarding the Plan, the impact of the Plan on the Company, the expenses the Company expects to incur in connection with the Plan, and the timing of the pre-tax charges the Company expects to take in connection with the Plan. These statements are based on the Company’s current beliefs and expectations as to future outcomes and are not guarantees of future performance. There are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expected, including but not limited to, unexpected expenditures, costs and charges related to the Plan. For more detailed information on the risks and uncertainties associated with the Company’s business activities, see the reports the Company files with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The Company undertakes no obligation to publicly update any forward-

looking statements made in this report, whether as a result of new information, future events, or otherwise.
Item 9.01 — Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Executive Severance Policy — Senior/ Executive Vice Presidents (incorporated by reference from an exhibit filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

10.2	Amendment to Executive Severance Policy — Senior/ Executive Vice Presidents (incorporated by reference from an exhibit filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 13, 2005

BIOGEN IDEC INC.

By:	/s/ Raymond G. Arner

Name:	Raymond G. Arner
Title:	Acting General Counsel

Exhibit Index

Exhibit
Number	Description
10.1	Executive Severance Policy — Senior/ Executive Vice Presidents (incorporated by reference from an exhibit filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

10.2	Amendment to Executive Severance Policy — Senior/ Executive Vice Presidents (incorporated by reference from an exhibit filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004)

99.1	Press Release